Exhibit 99.2

China Green Material Technologies, Inc.
Announces Presentations at Upcoming Investor Conferences

HARBIN, China, Nov. 9, 2010 /PRNewswire-Asia-FirstCall/ -- China Green Material Technologies, Inc. (OTC Bulletin Board:CAGM.ob - News), a Chinese leader in developing and manufacturing starch-based biodegradable and disposable food containers, tableware and packaging materials, announced today that the Company will be presenting at the Brean Murray, Carret & Co. 2010 China Growth Conference on November 17th and 18th and the Maxim Group Growth Conference November 18th, both in New York.

Brean Murray, Carret & Co. 2010 China Growth Conference Presentation Details
Date:  Thursday, November 18, 2010
Time:  4:10 p.m. Eastern
Location:  Millennium Broadway Hotel
                145 West 44th Street
    New York, NY 10036
    Presentation Room:  Track 2

Maxim Group Growth Conference Presentation Details:
Date:  Thursday, November 18, 2010
Time:  11:00a.m. Eastern
Location:  Grand Hyatt New York
    109 East 42nd Street
    New York, NY 10017
    Presentation Room:  Track 5

Conference participation is by invitation only and registration is mandatory. For more information on the conferences, contact your Brean Murray or Maxim Group representatives.

About China Green Material Technologies, Inc.
China Green Material Technologies, Inc. (OTC Bulletin Board:CAGM.ob - News) is a China-based manufacturer of starch-based biodegradable containers, tableware and packaging products. Headquartered in Harbin city of China, the Company currently has 153 employees. The Company has developed proprietary biodegradable food packaging materials technologies.

For more information, please contact:

In China:
Low Yan Seong, CFO
China Green Material Technologies, Inc.
Email: cfo@sinogreenmaterial.com
Web: http://www.sinogreenmaterial.com

Buddy Lee, Corporate Secretary
China Green Material Technologies, Inc.
Email: secretary@sinogreenmaterial.com
Office: +86-451-51750888

Feng Peng
HC International, Inc.
Phone: +86-138-12271616
Email: feng.peng@hcinternational.net

In the U.S.:
Ted Haberfield
HC International, Inc.
Phone: +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: http://www.hcinternational.net